McClatchy Newspapers
Since 1857



Contact:      Elaine Lintecum                            Frank Parisi
              McClatchy Newspapers, Inc.                 Cowles Media Company
              (916) 321-1846                             (612) 673-7013


              MCCLATCHY NEWSPAPERS TO ACQUIRE COWLES MEDIA COMPANY


         SACRAMENTO, CA, AND MINNEAPOLIS, MN, NOVEMBER 14, 1997 -- MCCLATCHY NEWSPAPERS, INC. (NYSE: MNI) AND COWLES MEDIA COMPANY (CMC), announced today an agreement for McClatchy to acquire Cowles, publisher of the STAR TRIBUNE in the Twin Cities of Minneapolis/St. Paul, in a transaction valued at $1.4 billion, including the assumption of approximately $90 million in existing Cowles debt. The merger creates the eighth-largest newspaper company in the nation based on daily and Sunday circulation.

         "The acquisition of the STAR TRIBUNE is a rare opportunity for McClatchy to obtain a quality newspaper while adding geographic diversification in a premier growth market," Gary Pruitt, McClatchy's President and Chief Executive Officer, said. "The transaction is consistent with our long-standing strategic vision. The Twin Cities market growth, together with the synergies created by the merger, will position McClatchy for greater opportunities and rewards as we look ahead."

         David Cox, Cowles President and Chief Executive Officer, said, "Cowles shareholders couldn't have found a better strategic partner than McClatchy Newspapers. McClatchy's operating philosophy and commitment to editorial excellence are consistent with Cowles Media's practices."

         Members of the McClatchy and Maloney families, the controlling families of McClatchy Newspapers, and representatives of trusts created for the benefit of the family members have signed voting agreements representing approximately 70% of the voting power of McClatchy shareholders in support of the merger. "I know our Class B shareholders are excited about joining with the Cowles shareholders in this venture," said Pruitt. "These families share the strategic vision and embrace the opportunities that this combination will create."

         Cowles family members controlled approximately 56 percent of the Cowles' voting, power also have signed voting agreements in favor of the merger.

         2100 Q Street
         P.O. Box 15779
         Sacramento o CA o 95852

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         The STAR TRIBUNE, recognized as one of the top newspapers in the nation for journalistic integrity and quality, has won a Pulitzer Prize for investigative reporting, three Robert F. Kennedy awards, and numerous other national honors. "The STAR TRIBUNE's rich tradition of quality journalism and exemplary service to its community is a wonderful fit with McClatchy's core values and culture. McClatchy's strong commitment to local autonomy ensures that the STAR TRIBUNE 's management will continue to set editorial policy for the newspaper," Pruitt said.

         In an announcement to STAR TRIBUNE employees, Joel Kramer, publisher and president said, "The Cowles family has been a great owner for the Star Tribune, and now they have done a great job of passing the torch. McClatchy is an outstanding newspaper company and I am personally very excited about the future of the STAR TRIBUNE under this new ownership."

         The STAR TRIBUNE is the leading newspaper in Minnesota with circulation of 387,000 daily and 673,000 on Sunday. It ranks as the 16th largest daily and the 12th largest Sunday newspaper in the country.

         The STAR TRIBUNE's daily circulation is nearly twice that of its primary competitor in the Twin Cities market, the 15th largest in the country. On Sunday, its circulation is two and one half times larger than is competitor and its penetration is the highest among two-paper markets in the United States.

         The STAR TRIBUNE's strong name-brand recognition has enabled the company to leverage its core business into a powerful marketing information company. It has extended its market share throughout the Twin Cities region through the introduction of new products and services, including special interest publications, online services, voice services, non-subscriber products, direct mail and event sponsorships.

         In addition to the STAR TRIBUNE, Cowles operates three other business units which McClatchy expects to sell as soon as possible, using the proceeds to reduce debt. The other business units are: Cowles Business Media, Inc., a publisher of specialized business magazines and information services; Cowles Enthusiast Media, Inc., a publisher of 27 special-interest consumer magazines and related books and products, and Cowles Creative Publishing, Inc., a specialty publisher, distributor and direct marketer of books, videos and interactive media for the home arts, home improvement and outdoor markets.

         From 1993 to 1997 (fiscal year-end March 31) the STAR TRIBUNE's compound annual growth rate in revenue was 7.6% and its EBITDA growth rate was 9.1%. Based on expected 1998 revenues and EBITDA, and giving effect to divesting the non-newspaper operations, McClatchy's purchase price represents a multiple of approximately three times revenue and between 11 and 12 times EBITDA.

          Under terms of the agreement, which has been approved by the directors of both companies, a minimum of 75 percent and a maximum of 85 percent of Cowles shares will be exchanged for $90.50 per share in cash. The remaining 15 to 25 percent, at the election of the shareholders, may be exchanged for $90.50 in value of McClatchy Class A common

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shares, subject to a minimum exchange ratio of 2.6882 and a maximum exchange ratio of 3.01667 shares of McClatchy Class A common for each Cowles share.

         One director of Cowles Media Company's current board of directors will join McClatchy's board, representing Class A shareholders.

         The transaction, expected to close by the end of March 1998, pending regulatory and shareholder approvals, is expected to be accretive to cash earnings (adding back amortization) by the year 2000. It will be diluting to McClatchy's GAAP earnings per share due to the amortization of goodwill and interest costs resulting from the transaction.

         The revenues from the combined companies in the calendar year 1997 are expected to be approximately $1.0 billion (excluding Cowles' non-newspaper business units). McClatchy will then employ more than 10,000 employees and have a circulation of approximately 1.36 million daily and more than 1.85 million on Sunday.

         MCCLATCHY NEWSPAPERS, INC., headquartered in Sacramento, California, currently publishes 10 daily annual and 13 non-daily newspapers located in western coastal states and North and South Carolina the company reported 1996 revenues of $624 million and had daily circulation of 972,600 and Sunday circulation of 1,175,100. McClatchy's newspapers include, among others, THE SACRAMENTO BEE, THE NEWS AND OBSERVER (Raleigh, No), THE FRESNO (CA) BEE, THE NEWS TRIBUNE (Tacoma, WA) and the ANCHORAGE DAILY NEWS. McClatchy also owns and operates other media-related businesses, including Nando.net, a national online publishing operation and The Newspaper Network, a national newspaper marketing company. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

         COWLES MEDIA COMPANY is a newpaper, magazine and information services company headquartered in Minneapolis. Its operating units currently include Star Tribune, serving the cities of Minneapolis and St. Paul; Cowles Enthusiast Media, Inc., publishers of special interest consumer magazines and related products; Cowles Business Media, Inc., publishers of magazines, online research products and conferences for the media and marketing services industries and Cowles Creative Publishing, a specialty publisher, distributor and direct marketer of books, videos and interactive media for the home arts, home improvement and outdoor markets.

                            -ADDITIONAL INFORMATION-

         This release contains estimates and other forward-looking statements covering subjects related to operational and financial results of McClatchy Newspapers, Inc. and Cowles Media Company. These forward-looking statements, and any other statements going beyond historical facts that have been discussed, are subject to risks and uncertainties that could cause actual results to differ. These include increases in newsprint prices and/or printing and distribution costs over anticipated levels, competition from other forms of media in the companies' principal markets, increased consolidation among, major retailers in the companies' newspaper markets or other events depressing the level of advertising, an economic downturn in the local economies of California's Central Valley, Washington state,

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Alaska, the Carolinas or the Twin Cities of Minneapolis/St. Paul, or other occurrences leading to decreased circulation and diminished revenues from both display and classified advertising.


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